Exhibit 10.3

AMENDMENT NUMBER ONE

TO

NONSTATUTORY STOCK OPTION AGREEMENT

(2012 Version)

This Amendment Number One to Nonstatutory Stock Option Agreement (“Amendment”), dated as of                     , 2013, is made by and between DJO Global, Inc. (formerly DJO Incorporated), a Delaware corporation (the “Company”) and                              (the “Optionee”).

WHEREAS, the Company and Optionee have previously entered into that certain Nonstatutory Stock Option Agreement, dated                     , 2012 (the “Agreement”) under which the Company granted Optionee an option to purchase shares of Common Stock on terms and conditions set forth therein;

WHEREAS, the Company and Optionee desire to reflect herein an amendment to the Agreement approved by the Compensation Committee to modify certain vesting requirements;

NOW, THEREFORE, the parties hereby agree as follows. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

1.        Amendment to Right to Exercise. The second paragraph of Section 4(a) of the Agreement is hereby amended to add a new clause (i) as follows just before the existing clause (i) and to renumber the existing clauses (i) and (ii) to (ii) and (iii) respectively:

  “(i)  Option Shares that did not vest in 2012 because the actual EBITDA in such year did not equal or exceed the EBITDA in the budget for such year shall vest and become exercisable following the 2013 fiscal year if the actual EBITDA for such year equals or exceeds $             million;”

2.        Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

3.        Effect of Amendment. Except as specifically amended by this Amendment, the Agreement remains in force and unmodified and its terms and provisions, as amended hereby, remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer and the Optionee has executed this Amendment, as of the day and year first above written.

DJO GLOBAL, INC.:

DONALD ROBERTS
Executive Vice President, General Counsel and Secretary

I hereby agree to be bound by the terms of the Plan, the Agreement as amended by this Amendment and the Stockholder’s Agreement. I hereby further agree that all the decisions and determinations of the Board or an officer of the Company as provided in the Agreement as amended by this Amendment shall be final and binding.

OPTIONEE: